CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 2-75677 on Form N-1A of our report dated March 2, 2020, relating to the financial statements and financial highlights of Segall Bryant & Hamill Small Cap Value Fund, Segall Bryant & Hamill Small Cap Value Dividend Fund, Segall Bryant & Hamill Small Cap Growth Fund, Segall Bryant & Hamill Small Cap Core Fund, Segall Bryant & Hamill Mid Cap Value Dividend Fund, Segall Bryant & Hamill All Cap Fund, Segall Bryant & Hamill Emerging Markets Fund, Segall Bryant & Hamill International Small Cap Fund, Segall Bryant & Hamill Fundamental International Small Cap Fund, Segall Bryant & Hamill Global Large Cap Fund, Segall Bryant & Hamill Workplace Equality Fund, Segall Bryant & Hamill Short Term Plus Fund, Segall Bryant & Hamill Plus Bond Fund, Segall Bryant & Hamill Quality High Yield Fund, Segall Bryant & Hamill Municipal Opportunities Fund, and Segall Bryant & Hamill Colorado Tax Free Fund, each a series of Segall Bryant & Hamill Trust (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year or period ended December 31, 2019, and to the references to us under the headings "Financial Highlights" in the Prospectus and “Disclosure of Fund Portfolio Holdings” and "Independent Registered Public Accounting Firm and Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.

/s/DELOITTE & TOUCHE LLP

Denver, Colorado

April 29, 2020